[GRAPHIC OMITTED]	NEWS RELEASE

For additional information, contact:
Thomas F. Kissinger
(414) 905-1390

FOR IMMEDIATE RELEASE

THE MARCUS CORPORATION ANNOUNCES DEFERRED EX-DIVIDEND DATE
FOR SPECIAL CASH DIVIDEND

Milwaukee, Wis., January 18, 2006…..The Marcus Corporation (NYSE:MCS) today announced that at the request of the New York Stock Exchange, due to the significant magnitude of the special cash dividend of $7.00 per share compared to the Company’s current stock trading price, the ex-dividend date for the special cash dividend announced yesterday by the Company will be deferred until Monday, February 27, 2006, the first trading date following the scheduled dividend payment date of Friday, February 24, 2006. The record date for the special dividend remains Friday, February 3, 2006. As a result, holders of Common Stock who sell their shares through the payment date also will be selling their right to receive the special dividend. Shareholders are encouraged to consult their own personal financial and tax advisors regarding the specific implications of this deferral of the special dividend ex-dividend date. This deferral will not impact the regular ex-dividend date for the Company’s regular quarterly dividend.

Headquartered in Milwaukee, Wis., The Marcus Corporation is a leader in the lodging and entertainment industries. The Marcus Corporation’s movie theatre division, Marcus Theatres, owns or manages 504 screens at 45 locations in Wisconsin, Illinois, Minnesota and Ohio, and one family entertainment center in Wisconsin. The company’s lodging division, Marcus Hotels and Resorts, owns or manages 12 hotels and resorts in Wisconsin, California, Minnesota, Missouri, Texas and Illinois and one vacation club in Wisconsin. For more information, visit the company’s Web site at www.marcuscorp.com.

Certain matters discussed in this Press Release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as we “believe,” “anticipate,” “expect” or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (1) the availability, in terms of both quantity and audience appeal, of motion pictures for our theatre division, as well as the maintenance of a suitable window between the date such motion pictures are released in theatres and the date they are released to other distribution channels; (2) the effects of increasing depreciation expenses and preopening and start-up costs due to the capital intensive nature of our businesses; (3) the effects of adverse economic conditions in our markets, particularly with respect to our hotels and resorts division; (4) the effects of adverse weather conditions, particularly during the winter in the Midwest and in our other markets; (5) the effects on our occupancy and room rates from the relative industry supply of available rooms at comparable lodging facilities in our markets; (6) the effects of competitive conditions in our markets; (7) our ability to identify properties to acquire, develop and/or manage and continuing availability of funds for such development; (8) the adverse impact on business and consumer spending on travel, leisure and entertainment resulting from terrorist attacks in the United States, the United States’ responses thereto and subsequent hostilities; and (9) our decisions regarding the use of the remaining proceeds received from the sale of our limited-service lodging division. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this Press Release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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